UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2005

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 31, 2005, Tessera Technologies, Inc. (“Tessera”) entered into an Asset Purchase Agreement with Shellcase Ltd., an Israeli company (“Shellcase”), which provides for the purchase by certain of Tessera’s indirect subsidiaries, to be formed, of certain assets of Shellcase for approximately $33 million in cash, $6 million of which will be held in escrow to secure Shellcase’s future indemnification obligations, if any, under the Asset Purchase Agreement. The transaction is subject to various standard closing conditions, including regulatory approvals, and includes customary representations and warranties from Shellcase regarding the assets to be purchased. A copy of the Asset Purchase Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition

On November 1, 2005, Tessera issued its third quarter 2005 earnings release. A copy of the release is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.01. Regulation FD Disclosure

On November 1, 2005, Tessera issued a press release regarding the Asset Purchase Agreement. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, by and between Shellcase Ltd. and Tessera Technologies, Inc., dated as of October 31, 2005

99.1	Press Release dated November 1, 2005

99.2	Press Release dated November 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2005	TESSERA TECHNOLOGIES, INC.

	By:	/s/ R. Douglas Norby
	Name:	R. Douglas Norby
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, by and between Shellcase Ltd. and Tessera Technologies, Inc., dated as of October 31, 2005

99.1	Press Release dated November 1, 2005

99.2	Press Release dated November 1, 2005